Preferred Apartment Communities, Inc. Reports Results for Third Quarter 2017

Atlanta, GA, October 30, 2017

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we", "our", the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended September 30, 2017. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding.

"The third quarter continued our strong results for the year. Our FFO is up 53% per share for the first nine months; our Core FFO is up 12.1% and our dividend increase is 15.5% per share.  These were extraordinary accomplishments.  During the nine months, we have issued 9.1 million shares of Common Stock" said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer.

Financial Highlights

Our operating results are presented below.

	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% change	2017	2016	% change

Revenues	$74,900,199	$53,537,337	39.9%	$212,352,447	$141,127,062	50.5%

Per share data:
Net income (loss) (1)	$(0.49)	$(0.56)	(12.5)%	$(0.46)	$(1.45)	(68.3)%

FFO (2)	$0.36	$0.31	16.1%	$1.01	$0.66	53.0%

Core FFO (2)	$0.38	$0.38	—	$1.11	$0.99	12.1%

Dividends (3)	$0.235	$0.2025	16.0%	$0.69	$0.5975	15.5%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and Core FFO are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliations of FFO, Core FFO and AFFO (each as defined below) to Net Income (Loss) Attributable to Common Stockholders on pages S-3 and S-4.
(3) Per share of Common Stock and Class A Unit outstanding.

Funds from operations ("FFO") for the three months ended September 30, 2016 reflect acquisition-related costs of approximately $1.4 million, or $0.05 per share. In 2017, the majority of these types of costs are deferred and amortized over the life of the acquired assets (see "2017 Guidance" section). Core Funds From Operations Attributable to Common Stockholders and Unitholders ("Core FFO") excludes acquisition costs and certain other costs not representative of our ongoing operations. Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders ("AFFO") removes significant non-cash revenues and expenses from our Core FFO results.

•
For the third quarter 2017, our Core FFO payout ratio to our Common Stockholders and Unitholders was approximately 64.5% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 88.2%. (1)

•
For the third quarter 2017, our Core FFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 55.9% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 63.4%. (1)

•	We issued approximately 3.2 million shares of Common Stock during the third quarter 2017 and approximately 9.1 million shares of Common Stock during the nine months ended September 30, 2017.

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 1

•
At September 30, 2017, the market value of our common stock was $18.88. A hypothetical investment in our Common Stock in our initial public offering on April 5, 2011, assuming the reinvestment of all dividends and no transaction costs, would have resulted in an average annual return of approximately 28.7% through September 30, 2017.

•
As of September 30, 2017, our total assets were approximately $2.9 billion compared to approximately $2.1 billion as of September 30, 2016, an increase of approximately $0.8 billion, or approximately 37.9%. This growth was driven primarily by the acquisition of 18 real estate properties (less the sale of three properties) and an increase of approximately $104.3 million of the funded amount of our real estate loan investment portfolio since September 30, 2016.

•	As of September 30, 2017, the average age of our multifamily communities was approximately 5.9 years, which we believe is among the youngest in the multifamily REIT industry.

•	At September 30, 2017, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 54.3%.

•
Cash flow from operations for the quarter ended September 30, 2017 was approximately $28.1 million, an increase of approximately $7.0 million, or 33.8%, compared to approximately $21.0 million for the quarter ended September 30, 2016.

•	For the three-month period ended September 30, 2017, our average physical occupancy was 94.9%.

•
We sustained damages at our Stone Creek multifamily community from Hurricane Harvey in the third quarter. The resulting impact required us to write off approximately $6.9 million in depreciated real estate assets. We expect our property insurance to cover all losses. Our income for the three-month period ended September 30, 2017 was impacted by approximately $217,000 for our insurance deductible, lost rent, and other related costs. Hurricane Irma also impacted our portfolio of multifamily and grocery-anchored shopping center properties in Florida. We anticipate costs associated with this storm to total approximately $300,000 to $500,000, which will be recognized during the fourth quarter 2017 and beyond.

(1) We calculate the Core FFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to Core FFO or AFFO, respectively. We calculate the Core FFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and Core FFO or AFFO, respectively. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-20.

Acquisitions of Properties

During the third quarter 2017, we acquired the following properties:

Property	Location (MSA)	Units	Leasable square feet

Multifamily communities:
Luxe Lakewood Ranch	Sarasota, FL	280	n/a
Adara	Kansas City, KS	260	n/a
Aldridge at Town Village	Atlanta, GA	300	n/a
The Reserve at Summit Crossing	Atlanta, GA	172	n/a

Grocery-anchored shopping centers:
Irmo Station	Columbia, SC	n/a	99,384
Maynard Crossing	Raleigh, NC	n/a	122,781
Woodmont Village	Atlanta, GA	n/a	85,639
West Town Market	Charlotte, NC	n/a	67,883

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Real Estate Loan Investments

During the third quarter 2017, we closed on the following real estate loan investments in support of the development and construction of four multifamily communities and one student housing property. For each of these loans, we hold an option to purchase the property at a discount to market value, once stabilized.

Date	Location (MSA)	Underlying Units		Maximum principal amount (millions)

7/11/2017	Atlanta, GA	356		$22.4
7/31/2017	Atlanta, GA	258		17.9
8/3/2017	Fort Myers, FL	224		15.6
8/18/2017	Charlotte, NC	338		17.7
9/27/2017	Atlanta, GA	248	(1)	20.7

		1,424		$94.3

(1) An 816-bed student housing property located near the campus of Kennesaw State University in Atlanta, Georgia.

Real Estate Assets

	Owned as of September 30, 2017	Potential additions from real estate loan investment portfolio (1)		Potential total
Multifamily communities:
Properties	29	16		45
Units	9,086	4,836		13,922
Grocery-anchored shopping centers:
Properties	37	—	(2)	37
Gross leasable area (square feet)	3,854,196	—		3,854,196
Student housing properties:
Properties	2	9		11
Units	444	2,122		2,566
Beds	1,319	6,509		7,828
Office buildings:
Properties	3	—		3
Rentable square feet	1,094,000	—		1,094,000

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

(2) Effective as of September 29, 2017, we negotiated the cancellation of the purchase option on our real estate investment loan supporting the Dawsonville grocery-anchored shopping center in exchange for a fee of $250,000.

Subsequent to Quarter End

On October 27, 2017, we acquired a 98% interest in a joint venture which owns the Stadium Village student housing property in Atlanta, Georgia.

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Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company’s multifamily communities. Effective with the third quarter 2017, we define our population of same store properties as those that are stabilized and that have been owned for at least 15 full months, as of the end of the first quarter of each year, enabling comparisons of the current year quarterly and annual reporting periods to the prior year comparative periods. The Company excludes the same store operating results of properties for which construction of adjacent phases has commenced (e.g., the Company holds real estate loans partially supporting an additional phase of the CityPark View multifamily community, which is excluded as well), properties which are undergoing significant capital projects, have sustained significant casualty losses, or are currently being marketed for sale. For the periods presented, same store operating results consist of the operating results of the following multifamily communities:

Stoneridge Farms at Hunt Club	Lake Cameron	Avenues at Cypress
Vineyards	Aster at Lely	Avenues at Northpointe
McNeil Ranch	Venue at Lakewood Ranch	Stone Rise
Citi Lakes	Lenox Portfolio
Same store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), with a reconciliation following below.

Same Store Net Operating Income

	Nine months ended:
	9/30/2017	9/30/2016	$ change	% change
Revenues:
Rental revenues	$35,434,014	$35,076,434	$357,580	1.0%
Other property revenues	3,882,091	3,891,569	(9,478)	(0.2)%
Total revenues	39,316,105	38,968,003	348,102	0.9%

Operating expenses:
Property operating and maintenance	5,443,671	5,353,482	90,189	1.7%
Payroll	3,422,160	3,330,848	91,312	2.7%
Property management fees	1,580,543	1,558,169	22,374	1.4%
Real estate taxes	5,670,344	5,913,493	(243,149)	(4.1)%
Other	1,683,005	1,608,652	74,353	4.6%
Total operating expenses	17,799,723	17,764,644	35,079	0.2%

Same store net operating income	$21,516,382	$21,203,359	$313,023	1.5%

Reconciliation of Same Store Net Operating Income (NOI) to Net Income (Loss)

	Nine months ended:
	9/30/2017	9/30/2016

Same store net operating income	$21,516,382	$21,203,359
Add:
Non-same-store property revenues	130,953,152	70,863,871
Less:
Non-same-store property operating expenses	49,283,359	27,803,010

Property net operating income	103,186,175	64,264,220
Add:
Interest revenue on notes receivable	26,111,674	20,984,625
Interest revenue on related party notes receivable	15,971,516	10,310,563
Less:
Equity stock compensation	2,607,667	1,867,706
Depreciation and amortization	82,186,960	54,981,064
Interest expense	48,085,016	30,688,505
Acquisition costs	14,002	6,885,864
Management fees	14,524,517	9,484,161
Insurance, professional fees and other	2,191,192	3,242,490
Gain on sale of real estate	37,635,014	4,271,506
Loss on extinguishment of debt	(888,428)	—
Contingent asset management and general and administrative expense fees	(1,001,864)	(1,458,245)

Net income (loss)	$33,408,461	$(5,860,631)

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Same Store Net Operating Income

	Three months ended:
	9/30/2017	9/30/2016	$ change	% change
Revenues:
Rental revenues	$11,915,270	$11,781,685	$133,585	1.1%
Other property revenues	1,330,552	1,291,119	39,433	3.1%
Total revenues	13,245,822	13,072,804	173,018	1.3%

Operating expenses:
Property operating and maintenance	1,960,136	1,901,984	58,152	3.1%
Payroll	1,147,016	1,107,878	39,138	3.5%
Property management fees	530,011	530,818	(807)	(0.2)%
Real estate taxes	1,685,947	1,547,755	138,192	8.9%
Other	560,871	531,387	29,484	5.5%
Total operating expenses	5,883,981	5,619,822	264,159	4.7%

Same store net operating income	$7,361,841	$7,452,982	$(91,141)	(1.2)%

Reconciliation of Same Store Net Operating Income (NOI) to Net Income (Loss)

	Three months ended:
	9/30/2017	9/30/2016

Same store net operating income	$7,361,841	$7,452,982
Add:
Non-same-store property revenues	46,161,252	29,468,290
Less:
Non-same-store property operating expenses	17,491,213	10,768,109

Property net operating income	36,031,880	26,153,163
Add:
Interest revenue on notes receivable	9,673,536	7,194,742
Interest revenue on related party notes receivable	5,819,589	3,801,501
Less:
Equity stock compensation	863,412	638,414
Depreciation and amortization	28,903,770	21,664,363
Interest expense	16,678,418	12,234,174
Acquisition costs	—	1,357,537
Management fees	5,147,606	3,759,084
Insurance, professional fees and other	544,964	921,414
Contingent asset management and general and administrative expense fees	(655,944)	(736,960)

Net income (loss)	$42,779	$(2,688,620)

Capital Markets Activities

During the third quarter 2017, we issued and sold an aggregate of 77,277 Units from our offering of up to 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Series A Unit Offering"), resulting in proceeds of approximately $69.5 million after commissions and other fees. In addition, during the third quarter 2017, we issued approximately 1.9 million shares of Common Stock pursuant to the exercise of warrants issued under our Series A Preferred Stock offerings, resulting in aggregate gross proceeds of approximately $25.7 million. We also issued approximately 235,000 shares of Common Stock for redemptions of 4,545 shares of Series A Preferred Stock during the third quarter.
During the third quarter 2017, we issued and sold an aggregate of 4,546 shares of Series M Redeemable Preferred Stock (“mShares”), resulting in net proceeds after dealer manager fees of approximately $4.4 million.
During the third quarter 2017, we sold approximately 1.0 million shares of Common Stock pursuant to our "at the market" offering (the "Common Stock ATM Offering"), resulting in aggregate gross proceeds of approximately $18.4 million.

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Collectively, these activities added approximately 3.2 million shares to our outstanding shares of Common Stock, which totaled approximately 35.6 million shares at September 30, 2017. The closing price of our Common Stock was $18.88 on September 29, 2017 versus $13.51 on September 30, 2016. Our total equity book value increased approximately 49% to $1.17 billion at September 30, 2017 from $785 million at September 30, 2016.
Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On August 3, 2017, we declared a quarterly dividend on our Common Stock of $0.235 per share for the third quarter 2017. This represents a 16.0% increase in our common stock dividend from our third quarter 2016 common stock dividend of $0.2025 per share, and an annualized dividend growth rate of 14.2% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The third quarter dividend was paid on October 16, 2017 to all stockholders of record on September 15, 2017. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.235 per unit for the third quarter 2017, which was paid on October 16, 2017 to all Class A Unit holders of record as of September 15, 2017.

Monthly Dividends on Preferred Stock

We declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $16.3 million for the quarter ended September 30, 2017 and represent a 6% annual yield. We declared and paid dividends totaling approximately $139,000 on our Series M Redeemable Preferred Stock, or mShares, for the quarter ended September 30, 2017. The mShares have an escalating dividend rate from 5.75% in year one to 7.50% in year eight and thereafter.

Conference Call and Supplemental Data

Preferred Apartment Communities will hold its quarterly conference call on Tuesday, October 31, 2017 at 11:00 a.m. Eastern Time to discuss its third quarter 2017 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-(844) 890-1791
International Dial-in Number: 1-(412) 380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, October 31, 2017
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' third quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Audio Archive.

2017 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Through December 31, 2016, the Company expensed property acquisition costs as incurred, which include costs such as due diligence, legal, certain accounting, environmental and consulting, when the acquisition constituted a business combination. Accounting Standards Update 2017-01, which was adopted by the Company effective January 1, 2017, will cause the Company to capitalize certain of these costs for transactions deemed to be asset acquisitions (which we believe our contemplated future acquisitions will be deemed to be) and amortize them over their estimated useful lives. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected Core FFO per share to this measure.
Core FFO per share - We currently project Core FFO to be in the range of $1.43 - $1.46 per share for the full year 2017.

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Revenue - We currently project total revenues to be in the range of $285 million - $315 million for the full year 2017.

Core FFO, AFFO and FFO are all calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to Core FFO, AFFO and FFO for the three-month and nine-month periods ended September 30, 2017 and 2016 appear on pages S-3 and S-4 of the attached report, as well as on the Company's website and is available using the following link:

http://investors.pacapts.com/download/3Q17_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements.  Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 that was filed with the Securities and Exchange Commission, or SEC, on March 1, 2017, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, with respect to the mShares Offering and the $1.5 Billion Unit Offering, and JonesTrading Institutional Services LLC, with respect to the Common Stock ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The prospectus supplement for the Common Stock ATM Offering, dated July 10, 2017, including a base prospectus, dated May 17, 2016, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000110/atmprospectusspring2017.htm

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The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

The final prospectus for the $1.5 Billion Unit Offering, dated March 16, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000061/a424prospectus-15bseriesar.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

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PREFERRED APARTMENT | **COMMUNITIES®**

A PUBLICLY TRADED COMPANY (NYSE: APTS)

Q3 | 17

SUPPLEMENTAL FINANCIAL DATA

SOARING

APTS LISTED NYSE

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 9

Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO, Core FFO, and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO, Core FFO, and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-5
Consolidated Balance Sheets	S-7
Consolidated Statements of Cash Flows	S-8
Real Estate Loan Investment Portfolio	S-9
Mortgage Indebtedness	S-12
Multifamily Communities	S-16
Capital Expenditures	S-17
Grocery-Anchored Shopping Center Portfolio	S-18
Office Building Portfolio	S-19
Definitions of Non-GAAP Measures	S-20

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 1

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenues:
Rental revenues	$50,072,135	$37,319,207	$143,676,962	$96,541,544
Other property revenues	9,334,939	5,221,887	26,592,295	13,290,330
Interest income on loans and notes receivable	9,673,536	7,194,742	26,111,674	20,984,625
Interest income from related parties	5,819,589	3,801,501	15,971,516	10,310,563
Total revenues	74,900,199	53,537,337	212,352,447	141,127,062

Operating expenses:
Property operating and maintenance	7,900,753	5,504,848	21,637,551	13,883,133
Property salary and benefits	3,402,623	2,808,402	9,649,843	7,688,470
Property management fees	2,053,446	1,724,411	6,016,003	4,308,841
Real estate taxes	7,705,706	4,789,085	23,289,784	15,457,134
General and administrative	1,701,574	1,144,256	4,861,083	3,255,728
Equity compensation to directors and executives	863,412	638,414	2,607,667	1,867,706
Depreciation and amortization	28,903,770	21,664,363	82,186,960	54,981,064
Acquisition and pursuit costs	—	1,357,537	14,002	6,885,864
Asset management fees to related party	5,147,606	3,759,084	14,524,517	9,484,161
Insurance, professional fees, and other expenses	1,156,056	1,338,343	3,820,010	4,216,838

Total operating expenses	58,834,946	44,728,743	168,607,420	122,028,939
Contingent asset management and general and administrative
expense fees	(655,944)	(736,960)	(1,001,864)	(1,458,245)

Net operating expenses	58,179,002	43,991,783	167,605,556	120,570,694
Operating income	16,721,197	9,545,554	44,746,891	20,556,368
Interest expense	16,678,418	12,234,174	48,085,016	30,688,505
Loss on extinguishment of debt	—	—	888,428	—
Net income (loss) before gain on sale of real estate	42,779	(2,688,620)	(4,226,553)	(10,132,137)
Gain on sale of real estate	—	—	37,635,014	4,271,506

Net income (loss)	42,779	(2,688,620)	33,408,461	(5,860,631)
Consolidated net (income) loss attributable to non-controlling interests	(1,119)	86,484	(1,097,008)	175,045

Net income (loss) attributable to the Company	41,660	(2,602,136)	32,311,453	(5,685,586)

Dividends declared to preferred stockholders	(16,420,996)	(11,015,706)	(46,042,181)	(28,341,723)
Earnings attributable to unvested restricted stock	(4,302)	(6,159)	(11,743)	(12,434)

Net loss attributable to common stockholders	$(16,383,638)	$(13,624,001)	$(13,742,471)	$(34,039,743)

Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.49)	$(0.56)	$(0.46)	$(1.45)

Dividends per share declared on Common Stock	$0.235	$0.203	$0.690	$0.598

Weighted average number of shares of Common Stock outstanding,
basic and diluted	33,539,920	24,340,791	30,147,497	23,552,951

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 2

Reconciliation of FFO, Core FFO, and AFFO
to Net Income (Loss) Attributable to Common Stockholders (A)
		Three months ended September 30,
		2017	2016

Net loss attributable to common stockholders (See note 1)		$(16,383,638)	$(13,624,001)

Add:	Loss attributable to non-controlling interests (See note 2)	1,119	(86,484)
	Depreciation of real estate assets	21,596,586	15,283,505
	Amortization of acquired real estate intangible assets and deferred leasing costs	7,105,646	6,243,815

FFO		12,319,713	7,816,835

Add:	Acquisition and pursuit costs	—	1,357,537
	Loan cost amortization on acquisition term note (See note 3)	28,977	26,937
	Amortization of loan coordination fees paid to the Manager (See note 4)	407,050	288,127
	Weather-related property operating losses (See note 5)	216,734	—

Core FFO		12,972,474	9,489,436

Add:	Non-cash equity compensation to directors and executives	863,412	638,414
	Amortization of loan closing costs (See note 6)	905,371	723,426
	Depreciation/amortization of non-real estate assets	201,538	137,043
	Net loan fees received (See note 7)	878,940	250,602
	Accrued interest income received (See note 8)	1,796,789	—
	Non-cash dividends on Series M Preferred Stock	33,094	—
	Amortization of lease inducements (See note 9)	144,566	—
Less:	Non-cash loan interest income (See note 7)	(4,859,509)	(3,950,676)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 10)	(1,940,912)	(643,123)
	Amortization of deferred revenues (See note 11)	(286,926)	—
	Normally recurring capital expenditures and leasing costs (See note 12)	(1,214,309)	(993,684)
AFFO		$9,494,528	$5,651,438

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$8,158,256	$4,992,038
	Distributions to Unitholders (See note 2)	211,781	179,449
	Total	$8,370,037	$5,171,487

Common Stock dividends and Unitholder distributions per share		$0.235	$0.2025

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.36	$0.31
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.38	$0.38
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.28	$0.22

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:	33,539,920	24,340,791
	Common Stock	901,195	886,168
	Class A Units	34,441,115	25,226,959
	Common Stock and Class A Units

	Diluted Common Stock and Class A Units (B)	37,819,923	27,032,093

Actual shares of Common Stock outstanding, including 18,306 and 23,247 unvested shares
of restricted Common Stock at September 30, 2017 and 2016, respectively		35,616,050	24,681,281
Actual Class A Units outstanding		901,195	886,168
	Total	36,517,245	25,567,449

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.62% weighted average non-controlling interest in the Operating Partnership for the three-month period ended September 30, 2017.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-5.

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 3

Reconciliation of FFO, Core FFO, and AFFO
to Net Income (Loss) Attributable to Common Stockholders (A)

		Nine months ended September 30,
		2017	2016

Net loss attributable to common stockholders (See note 1)		$(13,742,471)	$(34,039,743)
Less:	Gain on sale of real estate	(37,635,014)	(4,271,506)
Add:	Income (loss) attributable to non-controlling interests (See note 2)	1,097,008	(175,045)
	Depreciation of real estate assets	60,344,386	39,006,354
	Amortization of acquired real estate intangible assets and deferred leasing costs	21,307,608	15,576,868

FFO		31,371,517	16,096,928

Add:	Acquisition and pursuit costs	14,002	6,885,864
	Loan cost amortization on acquisition term note (See note 3)	99,145	139,744
	Amortization of loan coordination fees paid to the Manager (See note 4)	1,178,491	551,654
	Mortgage loan refinancing and extinguishment costs (See note 13)	1,058,055	—
	Costs incurred from extension of management agreement with advisor (See note 14)	—	421,387
	Weather-related property operating losses (See note 5)	216,734	—
	Contingent fees paid on sale of real estate (See note 15)	386,570	—

Core FFO		34,324,514	24,095,577

Add:	Non-cash equity compensation to directors and executives	2,607,667	1,867,706
	Amortization of loan closing costs (See note 6)	2,756,519	1,740,411
	Depreciation/amortization of non-real estate assets	534,966	397,843
	Net loan fees received (See note 7)	1,296,384	1,374,828
	Accrued interest income received (See note 8)	7,115,597	6,875,957
	Non-cash dividends on Series M Preferred Stock	33,094	—
	Amortization of lease inducements (See note 9)	237,037	—
Less:	Non-cash loan interest income (See note 7)	(13,507,054)	(10,457,754)
	Cash paid for loan closing costs	—	(13,276)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 10)	(5,497,183)	(1,714,792)
	Amortization of deferred revenues (See note 11)	(456,815)	—
	Normally recurring capital expenditures and leasing costs (See note 12)	(3,031,820)	(2,180,123)

AFFO		$26,412,906	$21,986,377

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$21,668,290	$14,200,114
	Distributions to Unitholders (See note 2)	622,304	476,293
	Total	$22,290,594	$14,676,407

Common Stock dividends and Unitholder distributions per share		$0.69	$0.5975

FFO per weighted average basic share of Common Stock and Unit outstanding		$1.01	$0.66
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$1.11	$0.99
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.85	$0.90

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:	30,147,497	23,552,951
	Common Stock	909,771	796,710
	Class A Units	31,057,268	24,349,661
	Common Stock and Class A Units
	Diluted Common Stock and Class A Units (B)	33,644,520	25,854,478

Actual shares of Common Stock outstanding, including 18,306 and 23,247 unvested shares
of restricted Common Stock at September 30, 2017 and 2016, respectively		35,616,050	24,681,281
Actual Class A Units outstanding		901,195	886,168
	Total	36,517,245	25,567,449
(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.93% weighted average non-controlling interest in the Operating Partnership for the nine-month period ended September 30, 2017.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-5.

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

Notes to Reconciliations of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders

1)
Rental and other property revenues and expenses for the three-month and nine-month periods ended September 30, 2017 include activity for the four multifamily communities and four grocery-anchored shopping centers acquired during the third quarter 2017 only from their respective dates of acquisition. In addition, the third quarter 2017 period includes a full quarter of activity for the four multifamily communities, three grocery-anchored shopping centers, one student housing property and two office buildings acquired during the fourth quarter of 2016 and first two quarters of 2017. Rental and other property revenues and expenses for the three-month period ended September 30, 2016 include activity for the two multifamily communities, one student housing property, one office building and eight grocery-anchored shopping centers only from their respective dates of acquisition during the third quarter 2016.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 901,195 Class A Units as of September 30, 2017. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 2.62% and 3.51% for the three-month periods ended September 30, 2017 and 2016, respectively.

3)
We incurred loan closing costs for the acquisition of the Village at Baldwin Park multifamily community during the first quarter 2016, which were funded by our $35 million acquisition term loan facility, or 2016 Term Loan, and on our $11 million term note, which we used to finance the acquisition of our Anderson Central grocery-anchored shopping center. These costs were deferred and are being amortized over the lives of the two instruments. The amortization expense of these deferred costs is an additive adjustment in the calculation of Core FFO.

4)
As of January 1, 2016, we pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. Loan coordination fees were introduced to more accurately reflect the administrative effort involved in arranging debt financing for acquired properties. The portion of the loan coordination fees paid up until July 1, 2017 attributable to the financing were amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of Core FFO. Beginning effective July 1, 2017, the loan coordination fee was lowered from 1.6% to 0.6% of the amount of any mortgage indebtedness on newly-acquired properties. All of the loan coordination fees paid to our Manager subsequent to July 1, 2017 are amortized over the life of the debt. At September 30, 2017, aggregate unamortized loan coordination fees were approximately $11.3 million, which will be amortized over a weighted average remaining loan life of approximately 10.8 years.

5)	We sustained weather-related operating losses at certain of our properties during the third quarter 2017; these costs are added back to FFO in our calculation of Core FFO.

6)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our $150 million syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to Core FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At September 30, 2017, aggregate unamortized loan costs were approximately $17.2 million, which will be amortized over a weighted average remaining loan life of approximately 7.9 years.

7)
We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received after the payment of loan origination fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party.

8)
The Company records deferred interest revenue over the lives of certain of its real estate loans. This adjustment reflects the receipt during the periods presented of interest income which was earned and accrued prior to those periods presented on various real estate loans.

9)	This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

10)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets and office buildings. At September 30, 2017, the balance of unamortized below-market lease intangibles was approximately $31.7 million, which will be recognized over a weighted average remaining lease period of approximately 8.9 years.

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

11)	This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings.

12)
We deduct from Core FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from Core FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures.

13)
The adjustment consists of a loan prepayment penalty and other charges related to the refinancing of our Stone Creek multifamily community which totaled $888,428 and for the refinancing of our 525 Avalon multifamily community of $169,627.

14)	We incurred legal costs pertaining to the extension of our management agreement with our Manager. The three-year extension was effective as of June 3, 2016.

15)
On May 25, 2017,we closed on the sale of our Enclave at Vista Ridge multifamily community to an unrelated third party.  At such date, our Manager collected a cumulative total of approximately $390,000 of contingent fees.  The sales transaction, and the fact that the Company’s capital contributions for the Enclave at Vista Ridge property achieved an annual rate of return which exceeded 7%, which triggered the fees to become immediately due and payable to the Manager at the closing of the sale transaction. The recognition of these fees are added to FFO in the calculation of Core FFO as they are not likely to occur on a regular basis.

See Definitions of Non-GAAP Measures beginning on page S-20.

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Real estate
Land	$345,110,008	$299,547,501
Building and improvements	1,802,229,802	1,513,293,760
Tenant improvements	45,208,781	23,642,361
Furniture, fixtures, and equipment	183,879,719	126,357,742
Construction in progress	11,946,666	2,645,634
Gross real estate	2,388,374,976	1,965,486,998
Less: accumulated depreciation	(147,799,077)	(103,814,894)
Net real estate	2,240,575,899	1,861,672,104
Real estate loan investments, net of deferred fee income	243,974,963	201,855,604
Real estate loan investments to related parties, net	165,229,952	130,905,464
Total real estate and real estate loan investments, net	2,649,780,814	2,194,433,172

Cash and cash equivalents	17,054,190	12,321,787
Restricted cash	50,645,432	55,392,984
Notes receivable	18,287,857	15,499,699
Note receivable and revolving line of credit due from related party	24,063,639	22,115,976
Accrued interest receivable on real estate loans	27,726,412	21,894,549
Acquired intangible assets, net of amortization	86,295,192	79,156,400
Deferred loan costs on Revolving Line of Credit, net of amortization	1,548,798	1,768,779
Deferred offering costs	6,025,155	2,677,023
Tenant lease inducements, net	11,914,367	261,492
Tenant receivables and other assets	34,377,412	15,310,741

Total assets	$2,927,719,268	$2,420,832,602

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs	$1,569,569,425	$1,305,870,471
Revolving line of credit	43,000,000	127,500,000
Term note payable, net of deferred loan costs	10,994,194	10,959,905
Real estate loan investment participation obligation	17,877,914	20,761,819
Deferred revenue	23,361,489	—
Accounts payable and accrued expenses	34,298,797	20,814,910
Accrued interest payable	4,099,239	3,541,640
Dividends and partnership distributions payable	13,729,774	10,159,629
Acquired below market lease intangibles, net of amortization	31,691,040	29,774,033
Security deposits and other liabilities	8,946,216	6,189,033
Total liabilities	1,757,568,088	1,535,571,440

Commitments and contingencies
Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050,000 shares authorized; 1,127,566 and 924,855 shares issued; 1,115,616 and 914,422
shares outstanding at September 30, 2017 and December 31, 2016, respectively	11,156	9,144
Series M Redeemable Preferred Stock, $0.01 par value per share; 500,000 shares authorized; 12,045 and 0 shares issued and outstanding
at September 30, 2017 and December 31, 2016, respectively	124	—
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
35,597,744 and 26,498,192 shares issued and outstanding at
September 30, 2017 and December 31, 2016, respectively	355,977	264,982
Additional paid-in capital	1,157,030,161	906,737,470
Accumulated earnings (deficit)	9,079,810	(23,231,643)
Total stockholders' equity	1,166,477,228	883,779,953
Non-controlling interest	3,673,952	1,481,209
Total equity	1,170,151,180	885,261,162

Total liabilities and equity	$2,927,719,268	$2,420,832,602

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2017	2016
Operating activities:
Net income (loss )	$33,408,461	$(5,860,631)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	60,845,325	39,387,351
Amortization expense	21,341,635	15,593,713
Amortization of above and below market leases	(2,394,233)	(1,118,329)
Deferred revenues and fee income amortization	(1,526,037)	(725,913)
Mark to market debt and lease incentive amortization	364,439	—
Deferred loan cost amortization	3,906,753	2,431,809
(Increase) decrease in accrued interest income on real estate loans	(5,831,863)	(3,374,473)
Equity compensation to executives, directors and consultants	2,607,667	1,867,706
Gain on sale of real estate	(37,635,014)	(4,271,506)
Loss on extinguishment of debt	888,428	—
Other	189,400	56,582
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(7,818,433)	(1,230,183)
(Increase) in tenant lease incentives	(11,889,912)	—
Increase in accounts payable and accrued expenses	11,640,777	8,843,052
(Decrease) increase in accrued interest and other liabilities	2,349,282	2,258,193
Net cash provided by operating activities	70,446,675	53,857,371

Investing activities:
Investment in real estate loans	(119,225,599)	(123,427,150)
Repayments of real estate loans	42,495,393	36,672,482
Notes receivable issued	(6,249,749)	(8,730,166)
Notes receivable repaid	3,506,767	12,895,101
Note receivable issued to and draws on line of credit by related party	(25,740,403)	(25,821,121)
Repayments of line of credit by related party	23,468,017	23,791,676
Loan origination fees received	2,592,766	2,695,961
Loan origination fees paid to Manager	(1,296,383)	(1,374,828)
Acquisition of properties	(455,619,414)	(740,597,973)
Disposition of properties, net	118,237,697	10,606,386
Additions to real estate assets - improvements	(12,200,993)	(7,613,065)
Refunds (deposits) on acquisitions	2,428,908	(3,118,370)
Decrease (increase) in restricted cash	5,389,992	(9,070,073)
Net cash used in investing activities	(422,213,001)	(833,091,140)

Financing activities:
Proceeds from mortgage notes payable	332,427,500	479,494,000
Payment for mortgage notes payable	(121,065,587)	(7,748,011)
Payments for deposits and other mortgage loan costs	(11,579,899)	(15,400,974)
Payments for mortgage prepayment costs	(817,313)	—
Proceeds from real estate loan participants	224,188	5,575,484
Payments to real estate loan participants	(3,466,500)	—
Proceeds from lines of credit	190,000,000	357,136,020
Payments on lines of credit	(274,500,000)	(309,636,020)
Proceeds from term loan	—	46,000,000
Repayment of the term loan	—	(35,000,000)
Proceeds from sales of Units, net of offering costs and redemptions	201,799,430	287,830,612
Proceeds from sales of Common Stock	74,213,118	2,810,156
Proceeds from exercises of warrants	39,430,314	19,831,294
Common stock dividends paid	(19,250,649)	(13,523,075)
Preferred stock dividends paid	(44,889,676)	(26,735,870)
Distributions to non-controlling interests	(605,479)	(350,079)
Payments for deferred offering costs	(5,420,718)	(3,476,989)
Contribution from non-controlling interests	—	450,000
Net cash provided by financing activities	356,498,729	787,256,548

Net increase (decrease) in cash and cash equivalents	4,732,403	8,022,779
Cash and cash equivalents, beginning of period	12,321,787	2,439,605
Cash and cash equivalents, end of period	$17,054,190	$10,462,384

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of			Current / deferred interest % per annum
					September 30, 2017		December 31, 2016

Multifamily communities:
Founders Village	Williamsburg, VA	—	N/A	$—	$—	(2)	$9,866,000	—
Encore	Atlanta, GA	4/8/2019	10/8/2020	10,958,200	10,958,200		10,958,200	8.5 / 5
Encore Capital	Atlanta, GA	4/8/2019	10/8/2020	9,758,200	7,320,613		6,748,380	8.5 / 5
Palisades	Northern VA	2/18/2018	8/18/2019	17,270,000	17,111,297		16,214,545	8 / 5
Fusion	Irvine, CA	5/31/2018	5/31/2020	63,911,961	55,819,763		49,456,067	8.5 / 7.5
Green Park	Atlanta, GA	12/1/2017	12/1/2019	13,464,372	12,464,372		13,464,372	8.5 / 5.83
Summit Crossing III	Atlanta, GA	—	N/A	—	—	(3)	7,246,400	—
Overture	Tampa, FL	7/21/2018	7/21/2020	6,920,000	6,530,062		6,123,739	8.5 / 7.5
Aldridge at Town Village	Atlanta, GA	—	N/A	—	—	(3)	10,656,171	—
Bishop Street	Atlanta, GA	2/18/2020	N/A	12,693,457	11,884,815		11,145,302	8.5 / 6.5
Hidden River	Tampa, FL	12/3/2018	12/3/2020	4,734,960	4,734,960		4,734,960	8.5 / 6.5
Hidden River Capital	Tampa, FL	12/4/2018	12/4/2020	5,380,000	4,933,198		4,626,238	8.5 / 6.5
CityPark II	Charlotte, NC	1/7/2019	1/7/2021	3,364,800	3,364,800		3,364,800	8.5 / 6.5
CityPark II Capital	Charlotte, NC	1/8/2019	1/31/2021	3,916,000	3,546,332		3,325,668	8.5 / 6.5
Park 35 on Clairmont	Birmingham, AL	6/26/2018	6/26/2020	21,060,160	21,060,160		19,795,886	8.5 / 2
Wiregrass	Tampa, FL	5/15/2020	5/15/2023	14,975,853	12,694,455		1,862,548	8.5 / 6.5
Wiregrass Capital	Tampa, FL	5/15/2020	5/15/2023	3,744,147	3,484,963		3,268,114	8.5 / 6.5
Berryessa	San Jose, CA	4/19/2018	N/A	31,509,000	29,765,276		—	10.5 / 0
Brentwood	Nashville, TN	6/1/2018	N/A	2,376,000	2,192,574		—	12 / 0
Fort Myers	Fort Myers, FL	—	N/A	—	—	(4)	3,654,621	—
Fort Myers	Fort Myers, FL	2/3/2021	2/3/2022	9,416,000	1,630,690		—	8.5 / 5.5
Fort Myers Capital	Fort Myers, FL	2/3/2021	2/3/2022	6,193,000	4,887,145		—	8.5 / 5.5
360 Forsyth	Atlanta, GA	—	N/A	—	—	(4)	2,520,420	—
360 Forsyth	Atlanta, GA	7/11/2020	7/11/2022	22,412,000	9,138,037		—	8.5 / 5.5
Morosgo	Atlanta, GA	1/31/2021	1/31/2022	11,749,000	2,628,713		—	8.5 / 5.5
Morosgo Capital	Atlanta, GA	1/31/2021	1/31/2022	6,176,000	4,659,086		—	8.5 / 5.5
University City Gateway	Charlotte, NC	8/15/2021	8/15/2022	10,336,000	—		—	8.5 / 5
University City Gateway
Capital	Charlotte, NC	8/18/2021	8/18/2022	7,338,000	4,617,250		—	8.5 / 5

Student housing properties:
Haven West	Atlanta, GA	—	N/A	—	—	(5)	6,784,167	—
Haven 12	Starkville, MS	12/16/2017	11/30/2020	6,116,384	5,815,849		5,815,849	8.5 / 6.5
Stadium Village	Atlanta, GA	11/27/2017	N/A	13,424,995	13,329,868		13,329,868	8.5 / 5.83
18 Nineteen	Lubbock, TX	4/9/2018	4/9/2020	15,598,352	15,584,017		15,584,017	8.5 / 6
Haven South	Waco, TX	5/1/2018	5/1/2019	15,455,668	15,422,521		15,301,876	8.5 / 6
Haven46	Tampa, FL	3/29/2019	9/29/2020	9,819,662	9,819,662		9,136,847	8.5 / 5
Haven Northgate	College Station, TX	6/20/2019	6/20/2020	64,678,549	63,578,998		46,419,194	7.25 / 1.5
Lubbock II	Lubbock, TX	4/20/2019	N/A	9,357,171	9,357,078		8,770,838	8.5 / 5
Haven Charlotte	Charlotte, NC	12/22/2019	12/22/2021	19,581,593	9,292,516		5,781,295	8.5 / 6.5
Haven Charlotte Member	Charlotte, NC	12/22/2019	12/22/2021	8,201,170	7,611,508		—	8.5 / 6.5
Solis Kennesaw	Atlanta, GA	9/26/2020	9/26/2022	12,358,946	—		—	8.5 / 5.5
Solis Kennesaw Capital	Atlanta, GA	10/1/2020	10/1/2022	8,360,000	5,204,666		—	8.5 / 5.5

Table continued on next page

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

Table continued from previous page			Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
Project/Property	Location	Maturity date			September 30, 2017	December 31, 2016

New Market Properties:
Dawson Marketplace	Atlanta, GA	11/15/2018	11/15/2020	12,857,005	12,857,005	12,613,860	8.5 / 5

Other:
Crescent Avenue	Atlanta, GA	1/31/2018	N/A	8,500,000	8,000,000	6,000,000	10 / 5

				$503,966,605	411,300,449	334,570,242
Unamortized loan origination fees					(2,095,534)	(1,809,174)

Carrying amount					$409,204,915	$332,761,068

(1) Carrying amounts presented per loan are amounts drawn, exclusive of deferred fee revenue.
(2) The loan extended to Founders Village, with a total commitment of $10.3 million, was paid off during the first quarter.
(3) Loan was repaid in connection with our acquisition of the property during the third quarter.
(4) Previously existing land acquisition bridge loan was converted into real estate investment loan and capital/member loan during the third quarter.
(5) The loan extended to Haven West, with a total commitment of $6.9 million, was paid off during the third quarter.

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 10

We hold options, but not obligations, to purchase certain of the properties which are partially financed by our real estate loan investments. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 15 and 60 basis points, depending on the loan. As of September 30, 2017, our actual and potential purchase option portfolio consisted of:

		Total units upon	Purchase option window
Project/Property	Location	completion (1)	Begin		End

Multifamily communities:
Encore	Atlanta, GA	339	1/8/2018		5/8/2018
Palisades	Northern VA	304	3/1/2018		7/31/2018
Fusion	Irvine, CA	280	1/1/2018		4/1/2018
Green Park	Atlanta, GA	310	3/1/2018		6/30/2018	(2)
Overture	Tampa, FL	180	1/1/2018		5/1/2018
Bishop Street	Atlanta, GA	232	10/1/2018		12/31/2018
Hidden River	Tampa, FL	300	9/1/2018		12/31/2018
CityPark II	Charlotte, NC	200	5/1/2018		8/31/2018
Park 35 on Clairmont	Birmingham, AL	271	S + 90 days (3)		S + 150 days (3)
Fort Myers	Fort Myers, FL	224	S + 90 days (3)		S + 150 days (3)
Wiregrass	Tampa, FL	392	S + 90 days (3)		S + 150 days (3)
360 Forsyth	Atlanta, GA	356	S + 90 days (3)		S + 150 days (3)
Morosgo	Atlanta, GA	258	S + 90 days (3)		S + 150 days (3)
University City Gateway	Charlotte, NC	338	S + 90 days (3)		S + 150 days (3)
Berryessa	San Jose, CA	551	N/A		N/A
Brentwood	Nashville, TN	301	N/A		N/A

Student housing properties:
Haven 12	Starkville, MS	152	4/1/2018		6/30/2018
Stadium Village	Atlanta, GA	198	11/1/2017	(4)	1/31/2018
18 Nineteen	Lubbock, TX	217	4/1/2018		6/30/2018
Haven South	Waco, TX	250	4/1/2018		6/30/2018
Haven46	Tampa, FL	158	11/1/2018		1/31/2019
Haven Northgate	College Station, TX	427	10/1/2018		12/31/2018
Lubbock II	Lubbock, TX	140	11/1/2018		1/31/2019
Haven Charlotte	Charlotte, NC	332	12/1/2019		2/28/2020
Solis Kennesaw	Atlanta, GA	248	(5)		(5)

		6,958

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.
(2) Effective as of October 26, 2017, the purchase option window on the property was amended as shown.
(3) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% stabilization rate by the underlying property.
(4) On October 27, 2017, we acquired an approximate 98% interest in a joint venture that owns the Stadium Village student housing property in Atlanta, Georgia.
(5) The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2019 and end on December 31, 2019.

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 11

Mortgage Indebtedness

The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of							Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2017		December 31, 2016	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:
Stone Rise	7/3/2014	$24,078,004		$24,485,726	8/1/2019	2.89%	Fixed rate		8/31/2015
Summit Crossing	4/21/2011	19,774,039		20,034,920	5/1/2018	4.71%	Fixed rate		5/1/2014
Summit Crossing secondary financing	8/28/2014	4,989,536		5,057,941	9/1/2019	4.39%	Fixed rate		N/A
Summit II	3/20/2014	13,357,000		13,357,000	4/1/2021	4.49%	Fixed rate		4/30/2019
Ashford Park	1/24/2013	—	(2)	25,626,000	2/1/2020	3.13%	Fixed rate		2/28/2018
Ashford Park secondary financing	8/28/2014	—	(2)	6,404,575	2/1/2020	4.13%	Fixed rate		N/A
McNeil Ranch	1/24/2013	13,646,000		13,646,000	2/1/2020	3.13%	Fixed rate		2/28/2018
Lake Cameron	1/24/2013	19,773,000		19,773,000	2/1/2020	3.13%	Fixed rate		2/28/2018
Enclave at Vista Ridge	9/26/2014	—	(3)	24,862,000	10/1/2021	3.68%	Fixed rate		10/31/2017
Sandstone	9/26/2014	—	(4)	30,894,890	10/1/2019	3.18%	Fixed rate		N/A
Stoneridge	9/26/2014	26,287,032		26,729,985	10/1/2019	3.18%	Fixed rate		N/A
Vineyards	9/26/2014	34,775,000		34,775,000	10/1/2021	3.68%	Fixed rate		10/31/2017
Avenues at Cypress	2/13/2015	21,792,368		22,135,938	9/1/2022	3.43%	Fixed rate		N/A
Avenues at Northpointe	2/13/2015	27,606,706		27,878,000	3/1/2022	3.16%	Fixed rate		3/31/2017
Venue at Lakewood Ranch	5/21/2015	29,501,327		29,950,413	12/1/2022	3.55%	Fixed rate		N/A
Aster Lely	6/24/2015	32,635,798		33,120,899	7/5/2022	3.84%	Fixed rate		N/A
CityPark View	6/30/2015	21,152,547		21,489,269	7/1/2022	3.27%	Fixed rate		N/A
Avenues at Creekside	7/31/2015	40,729,916		41,349,590	8/1/2024	2.83%	160	(5)	8/31/2016
Citi Lakes	9/3/2015	42,619,893		43,309,606	4/1/2023	3.40%	217	(6)	N/A
Stone Creek	6/22/2017	20,546,822		16,497,919	7/1/2052	3.22%	Fixed rate		N/A
Lenox Village Town Center	12/21/2015	30,189,707		30,717,024	5/1/2019	3.82%	Fixed rate		N/A
Lenox Village III	12/21/2015	17,884,960		18,125,780	1/1/2023	4.04%	Fixed rate		N/A
Overton Rise	2/1/2016	40,167,749		40,712,134	8/1/2026	3.98%	Fixed rate		N/A
Baldwin Park	1/5/2016	73,910,000		73,910,000	1/5/2019	3.13%	190		1/4/2019
Baldwin Park secondary financing	1/5/2016	3,890,000		3,890,000	1/5/2019	11.13%	990		1/4/2019
Crosstown Walk	1/15/2016	31,634,667		32,069,832	2/1/2023	3.90%	Fixed rate		N/A
Avalon Park	6/15/2017	67,199,732	(7)	61,750,000	7/1/2024	3.98%	Fixed rate		N/A
Avalon Park secondary financing	5/31/2016	—	(7)	3,250,000	6/5/2019	11.98%	1100		N/A
City Vista	7/1/2016	35,242,015		35,734,946	7/1/2026	3.68%	Fixed rate		N/A
Sorrel	8/24/2016	32,964,073		33,442,303	9/1/2023	3.44%	Fixed rate		N/A
Citrus Village	3/3/2017	30,110,462		—	6/10/2023	3.65%	Fixed rate		6/09/2017

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 12

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2017	December 31, 2016	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
Retreat at Greystone	3/24/2017	35,210,000	—	3/1/2022	3.03%	185		2/28/2022
Founders Village	3/31/2017	31,399,437	—	4/1/2027	4.31%	Fixed rate		N/A
Claiborne Crossing	4/26/2017	26,903,927	—	6/1/2054	2.89%	Fixed rate		N/A
Luxe Lakewood Ranch	7/26/2017	39,234,476	—	8/1/2027	3.93%	Fixed rate		N/A
Adara	9/27/2017	31,850,000	—	4/1/2028	3.90%	Fixed rate		N/A
Aldridge at Town Village	9/29/2017	38,010,000	—	3/1/2022	3.08%	185		(8)
Summit Crossing III	9/29/2017	20,075,000	—	10/1/2024	3.87%	Fixed rate		N/A

Total multifamily communities		979,141,193	814,980,690

Grocery-anchored shopping centers:
Spring Hill Plaza	9/5/2014	9,521,262	9,672,371	10/1/2019	3.36%	Fixed rate		10/31/2015
Parkway Town Centre	9/5/2014	6,924,554	7,034,452	10/1/2019	3.36%	Fixed rate		10/31/2015
Woodstock Crossing	8/8/2014	3,002,830	3,041,620	9/1/2021	4.71%	Fixed rate		N/A
Deltona Landings	9/30/2014	6,816,182	6,928,913	10/1/2019	3.48%	Fixed rate		N/A
Powder Springs	9/30/2014	7,192,247	7,311,197	10/1/2019	3.48%	Fixed rate		N/A
Kingwood Glen	9/30/2014	11,404,178	11,592,787	10/1/2019	3.48%	Fixed rate		N/A
Barclay Crossing	9/30/2014	6,411,912	6,517,956	10/1/2019	3.48%	Fixed rate		N/A
Sweetgrass Corner	9/30/2014	7,773,603	7,900,135	10/1/2019	3.58%	Fixed rate		N/A
Parkway Centre	9/30/2014	4,465,774	4,539,632	10/1/2019	3.48%	Fixed rate		N/A
The Market at Salem Cove	10/6/2014	9,464,660	9,586,678	11/1/2024	4.21%	Fixed rate		11/30/2016
Independence Square	8/27/2015	12,028,456	12,208,524	9/1/2022	3.93%	Fixed rate		9/30/2016
Royal Lakes Marketplace	9/4/2015	9,726,758	9,800,000	9/4/2020	3.74%	250		4/3/2017
The Overlook at Hamilton Place	12/22/2015	20,395,264	20,672,618	1/1/2026	4.19%	Fixed rate		N/A
Summit Point	10/30/2015	12,294,149	12,546,792	11/1/2022	3.57%	Fixed rate		N/A
East Gate Shopping Center	4/29/2016	5,614,148	5,719,897	5/1/2026	3.97%	Fixed rate		N/A
Fury's Ferry	4/29/2016	6,485,309	6,607,467	5/1/2026	3.97%	Fixed rate		N/A
Rosewood Shopping Center	4/29/2016	4,355,805	4,437,851	5/1/2026	3.97%	Fixed rate		N/A
Southgate Village	4/29/2016	7,743,653	7,889,513	5/1/2026	3.97%	Fixed rate		N/A
The Market at Victory Village	5/16/2016	9,250,000	9,250,000	9/11/2024	4.40%	Fixed rate		10/10/2017
Wade Green Village	4/7/2016	8,006,164	8,116,465	5/1/2026	4.00%	Fixed rate		N/A
Lakeland Plaza	7/15/2016	29,209,751	29,760,342	8/1/2026	3.85%	Fixed rate		N/A
University Palms	8/8/2016	13,251,069	13,513,891	9/1/2026	3.45%	Fixed rate		N/A
Cherokee Plaza	8/8/2016	25,493,555	26,017,293	9/1/2021	3.49%	225	(9)	N/A
Sandy Plains Exchange	8/8/2016	9,256,261	9,439,850	9/1/2026	3.45%	Fixed rate		N/A
Thompson Bridge Commons	8/8/2016	12,374,160	12,619,589	9/1/2026	3.45%	Fixed rate		N/A
Heritage Station	8/8/2016	9,158,827	9,340,483	9/1/2026	3.45%	Fixed rate		N/A

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 13

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2017	December 31, 2016	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
Oak Park Village	8/8/2016	9,451,130	9,638,584	9/1/2026	3.45%	Fixed rate		N/A
Shoppes of Parkland	8/8/2016	16,305,721	16,492,503	9/1/2023	4.67%	Fixed rate		N/A
Champions Village	10/18/2016	27,400,000	27,400,000	11/1/2021	4.24%	300	(10)	11/1/2021
Castleberry-Southard	4/21/2017	11,433,272	—	5/1/2027	3.99%	Fixed rate		N/A
Rockbridge Village	6/6/2017	14,206,856	—	7/5/2027	3.73%	Fixed rate		N/A
Irmo Station	7/26/2017	10,629,105	—	8/1/2030	3.94%	Fixed rate		N/A
Maynard Crossing	8/25/2017	18,500,000	—	9/1/2032	3.74%	Fixed rate		N/A
Woodmont Village	9/8/2017	8,775,000	—	10/1/2027	4.125%	Fixed rate		N/A
West Town Market	9/22/2017	9,000,000	—	10/1/2025	3.65%	Fixed rate		N/A

Total grocery-anchored shopping centers		393,321,615	325,597,403

Student housing properties:
North by Northwest	6/1/2016	32,953,789	33,499,754	9/1/2022	4.02%	Fixed rate		N/A
SoL	2/28/2017	37,485,000	—	3/1/2022	3.23%	220		2/28/2022

Total student housing properties		70,438,789	33,499,754

Office buildings:
Brookwood Center	8/29/2016	32,400,000	32,400,000	9/10/2031	3.52%	Fixed rate		10/9/2017
Galleria 75	11/4/2016	5,762,656	5,900,265	7/1/2022	4.25%	Fixed rate		N/A
Three Ravinia	12/30/2016	115,500,000	115,500,000	1/1/2042	4.46%	Fixed rate		1/31/2022

Total office buildings		153,662,656	153,800,265
Grand total		1,596,564,253	1,327,878,112
Less: deferred loan costs		(26,994,828)	(22,007,641)
Mortgage notes, net		$1,569,569,425	$1,305,870,471

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 14

Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) On March 7, 2017, the Company legally defeased the mortgage loan collateralized by its Ashford Park property, located in Atlanta, GA. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of $1.1 million plus a prepayment premium of approximately $0.4 million.

(3) On May 25, 2017, the Company legally defeased the mortgage loan collateralized by its Enclave at Vista Ridge property, located in Dallas, TX. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of $2.06 million.

(4) On January 20, 2017, the Company legally defeased the mortgage loan collateralized by its Sandstone property, located in Kansas City, KS. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of $1.4 million.

(5) The mortgage instrument was assumed as part of the sales transaction; the 1 Month LIBOR index is capped at 5.0%.
(6) The 1 Month LIBOR index is capped at 4.33%.
(7) On June 15, 2017, the two existing mortgage instruments were refinanced into a single mortgage in the amount of $67.38 million bearing interest at a fixed rate of 3.98% per annum.
(8) The property is temporarily financed through a credit facility sponsored by the Federal Home Loan Mortgage Corporation; the Company intends to obtain permanent mortgage financing in the near future.

(9) The interest rate has a floor of 2.7%.
(10) The interest rate has a floor of 3.25%.

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 15

Multifamily Communities

					Three months ended September 30, 2017
Property	Location	Number of units		Average unit size (sq. ft.)	Average physical occupancy		Average rent per unit

Stone Rise	Philadelphia, PA	216		1,078	97.1%		$1,461
Lake Cameron	Raleigh, NC	328		940	94.6%		$972
McNeil Ranch	Austin, TX	192		1,071	93.4%		$1,262
Avenues at Cypress	Houston, TX	240		1,170	96.0%		$1,420
Avenues at Northpointe	Houston, TX	280		1,167	95.4%		$1,323
Stoneridge Farms at the Hunt Club	Nashville, TN	364		1,153	93.8%		$1,100
Vineyards	Houston, TX	369		1,122	95.9%		$1,135
Aster at Lely Resort	Naples, FL	308		1,071	94.3%		$1,404
Venue at Lakewood Ranch	Sarasota, FL	237		1,001	93.2%		$1,524
Citi Lakes	Orlando, FL	346		984	93.5%		$1,380
Lenox Portfolio	Nashville, TN	474		861	95.7%		$1,205

Total/Avg PAC Same Store		3,354			94.8%

Summit Crossing	Atlanta, GA	485		1,053	95.9%		$1,164
CityPark View	Charlotte, NC	284		948	—		$1,089
Avenues at Creekside	San Antonio, TX	395		974	—		$1,150
Stone Creek	Houston, TX	246		852	—		$1,017
525 Avalon Park	Orlando, FL	487		1,394	—		$1,365
Sorrel	Jacksonville, FL	290		1,048	93.8%		$1,234
Retreat at Greystone	Birmingham, AL	312		1,100	95.2%		$1,214
Broadstone at Citrus Village	Tampa, FL	296		980	95.9%		$1,243
Founders Village	Williamsburg, VA	247		1,070	94.6%		$1,340
Crosstown Walk	Tampa, FL	342		981	94.3%		$1,271
Overton Rise	Atlanta, GA	294		1,018	94.6%		$1,464
Claiborne Crossing	Louisville, KY	242		1,204	—		$1,335
Luxe at Lakewood Ranch	Sarasota, FL	280		1,105	—		n/a
Adara Overland Park	Kansas City, KS	260		1,116	—		n/a
Aldridge at Town Village	Atlanta, GA	300		969	—		n/a
The Reserve at Summit Crossing	Atlanta, GA	172		1,002	—		n/a

Value-add project:
Village at Baldwin Park	Orlando, FL	528		1,069	—		$1,530

		5,460

Joint venture:
City Vista	Pittsburgh, PA	272		1,023	—		$1,356

Total PAC Non-Same Store		5,732
Average stabilized physical occupancy					94.9%	(1)	$1,275
Student housing communities:							Average rent per bed
North by Northwest	Tallahassee, FL	219	(2)	1,137	96.1%		$725
SoL	Tempe, AZ	225	(2)	1,296	89.3%		$715

Total All PAC units		9,530

(1) Excludes average occupancy for student housing communities.
(2) North by Northwest has 679 beds and SoL has 640 beds.

THIRD QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 16

For the three-month period ended September 30, 2017, our average physical occupancy was 94.9%. We calculate average physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date. For the three-month period ended September 30, 2017, our average economic occupancy was 94.8%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects, have sustained significant casualty losses or are adding additional phases (Stone Creek, Village at Baldwin Park, 525 Avalon Park and CityPark View). We also exclude properties which are currently being marketed for sale, of which there were none at September 30, 2017.

Capital Expenditures

We regularly incur capital expenditures related to our owned multifamily communities and student housing properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

For the three-month period ended September 30, 2017, our capital expenditures for our multifamily communities and student housing properties were as follows:

	Nonrecurring capital expenditures			Recurring capital expenditures
	Budgeted at acquisition	Other	Total		Total

Multifamily Communities:
Summit Crossing	$—	$41,978	$41,978	$46,981	$88,959
Stone Rise	—	8,273	8,273	8,254	16,527
McNeil Ranch	—	—	—	12,253	12,253
Lake Cameron	—	—	—	29,562	29,562
Stoneridge Farms at the Hunt Club	—	16,547	16,547	40,643	57,190
Vineyards	—	13,092	13,092	55,667	68,759
Cypress	—	14,500	14,500	13,528	28,028
Northpointe	—	27,342	27,342	24,310	51,652
Venue at Lakewood Ranch	—	2,470	2,470	21,525	23,995
Aster at Lely	—	9,706	9,706	18,282	27,988
CityPark View	—	30,767	30,767	2,796	33,563
Avenues at Creekside	—	56,549	56,549	25,979	82,528
Citi Lakes	—	8,823	8,823	48,557	57,380
Stone Creek	—	—	—	20,820	20,820
Lenox Portfolio	—	8,424	8,424	32,594	41,018
Village at Baldwin Park	1,106,464	4,050	1,110,514	32,234	1,142,748
Crosstown Walk	—	4,959	4,959	15,628	20,587
Overton Rise	—	3,936	3,936	5,824	9,760
525 Avalon Park	—	8,613	8,613	49,025	57,638
City Vista	26,258	1,282	27,540	5,001	32,541
Sorrel	—	5,790	5,790	4,447	10,237
Citrus Village	—	23,127	23,127	16,302	39,429
Retreat at Greystone	—	4,171	4,171	5,711	9,882
Founders Village	—	9,782	9,782	10,199	19,981
Claiborne Crossing	7,339	5,243	12,582	19,161	31,743
Luxe Lakewood Ranch	—	14,215	14,215	—	14,215

Total multifamily communities	1,140,061	323,639	1,463,700	565,283	2,028,983

Student Housing:
North by Northwest	—	2,012	2,012	48,206	50,218
SoL	—	9,091	9,091	29,746	38,837

Total student housing properties	—	11,103	11,103	77,952	89,055

Total	$1,140,061	$334,742	$1,474,803	$643,235	$2,118,038

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Grocery-Anchored Shopping Center Portfolio

As of September 30, 2017, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018	100.0%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864	100.0%	Kroger
Lakeland Plaza	Atlanta, GA	1990	301,711	95.3%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853	91.3%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432	95.5%	Kroger
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	83.6%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	93.2%	Publix
Summit Point	Atlanta, GA	2004	111,970	82.7%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	96.1%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978	93.2%	Publix
Woodmont Village	Atlanta, GA	2002	85,639	98.4%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122	92.6%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716	89.5%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	98.6%	Publix
Parkway Centre	Columbus, GA	1999	53,088	97.4%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	97.7%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	100.0%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	97.7%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720	100.0%	BJ's Wholesale Club
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	100.0%	Publix
University Palms	Orlando, FL	1993	99,172	100.0%	Publix
Champions Village	Houston, TX	1973	383,093	79.3%	Randalls
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218	88.9%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,855	100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124	98.6%	Bi-Lo
Irmo Station	Columbia, SC	1980	99,384	92.3%	Kroger
Anderson Central	Greenville Spartanburg, SC	1999	223,211	96.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	100.0%	Publix
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
West Town Market	Charlotte, NC	2004	67,883	100.0%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946	100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781	97.7%	Kroger
Southgate Village	Birmingham, AL	1988	75,092	100.0%	Publix

Grand total/weighted average			3,854,196	94.2%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of September 30, 2017, our grocery-anchored shopping center portfolio was 94.2% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

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Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of September 30, 2017 were:

	Total grocery-anchored shopping center portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	7	24,258	0.7%
2017	10	24,542	0.7%
2018	95	339,607	9.4%
2019	97	561,143	15.5%
2020	101	455,157	12.5%
2021	85	428,405	11.8%
2022	83	257,598	7.1%
2023	18	98,573	2.7%
2024	18	551,844	15.2%
2025	17	293,154	8.1%
2026	7	118,711	3.3%
2027+	24	478,693	13.0%

Total	562	3,631,685	100.0%

The Company's Quarterly Report on Form 10-Q for the third quarter 2017 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Second-generation capital expenditures within our grocery-anchored shopping center portfolio by property for the third quarter 2017 totaled $466,598. Second-generation capital expenditures exclude those expenditures made in our grocery-anchored shopping center portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property re-developments and repositioning.

Office Building Portfolio

As of September 30, 2017, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	97%
Brookwood Center	Birmingham, AL	169,000	100%
Galleria 75	Atlanta, GA	111,000	94%
		1,094,000	97%

The Company's office building portfolio includes the following significant tenants:

	Square footage	Percentage of total SF	Annual base rent
InterContinental Hotels Group	492,522	45.0%	$11,152,200
State Farm Mutual Automobile Insurance Company	183,168	16.7%	3,218,965
Access Insurance Holdings Inc	77,518	7.1%	1,042,629
Southern Natural Gas Company	63,113	5.8%	1,858,162
Surgical Care Affiliates	47,870	4.4%	1,395,410

	864,191	79.0%	$18,667,366

The Company defines Annual Base Rent as the current annual cash base rent due under the respective leases, exclusive of expense reimbursement which may also be payable.

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The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office Building portfolio
		Percent of
Year of lease expiration	Rentable square	rented
	feet	square feet
2017	4,063	0.4%
2018	4,557	0.4%
2019	15,745	1.5%
2020	95,656	9.1%
2021	217,000	20.6%
2022	13,891	1.3%
2023	80,472	7.6%
2024	19,147	1.8%
2025	47,870	4.5%
2026	—	—%
2027+	555,635	52.8%

Total	1,054,036	100.0%

The Company recognized second-generation capital expenditures within its office building portfolio of $25,883 for Brookwood Center and $78,593 for Galleria 75 during the third quarter 2017. Second-generation capital expenditures exclude those expenditures made in our office building portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition), (iii) for property re-developments and repositionings and (iv) for building improvements that are recoverable from future operating cost savings.

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

Analysts, managers and investors make certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ operating results. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability.

The NAREIT definition of FFO (and the one reported by the Company) is:
Net income/loss:

•	excluding impairment charges on and gains/losses from sales of depreciable property;

•	plus depreciation and amortization of real estate assets and deferred leasing costs; and

•	after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Core Funds From Operations Attributable to Common Stockholders and Unitholders (“Core FFO”)

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, the Company incurs substantial costs related to property acquisitions, which, prior to 2017, were required to be recognized as expenses when they were incurred. The Company added back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions and beginning January 1, 2016, amortization of loan coordination fees to FFO in its calculation of Core FFO since such costs are not representative of our operating results. The Company also adds back any costs incurred related to the extension

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of our management agreement in June 2016 with our Manager, contingent fees paid to our Manager at the time of a property's sale, realized losses on debt extinguishment or refinancing, weather-related property operating losses and any non-cash dividends in this calculation. Core FFO figures reported by us may not be comparable to those Core FFO figures reported by other companies.

We utilize Core FFO as a measure of the operating performance of our portfolio of real estate assets. We believe Core FFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. Core FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to Core FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

Core FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received;
• accrued interest income received;
• non-cash dividends on Series M Preferred Stock; and
• amortization of lease inducements;

Less:
• non-cash loan interest income;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities;
• amortization of straight line rent adjustments and deferred revenues; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. FFO, Core FFO, and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Same Store Net Operating Income (NOI)

We use same store net operating income as an operational metric for properties we have owned for at least 15 full months as of the end of the first quarter of each year, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. We define net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. We believe that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in

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connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types or membership or partnership interests in other income-producing property types as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At September 30, 2017, the Company was the approximate 97.3% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

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